Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP

The Orrick Building
405 Howard Street
San Francisco, CA 94105-2669

+1-415-773-5700

orrick.com

August 19, 2022

Viavi Solutions Inc.

1445 South Spectrum Blvd., Suite 102

Chandler, AZ, 85286

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by Viavi Solutions Inc., a Delaware corporation (the “Company”), of the following securities: (i) common stock of the Company, $0.001 par value per share (the “Common Stock”), including Common Stock that may be issued upon the conversion of Preferred Stock or Debt Securities (both as defined below), the exercise of Warrants (as defined below) or pursuant to Purchase Contracts or Purchase Units (both as defined below); (ii) preferred stock of the Company, $0.001 par value per share (the “Preferred Stock”), which may be issued in one or more series, including Preferred Stock that may be issued upon the conversion of Debt Securities, the exercise of Warrants or pursuant to Purchase Contracts or Units; (iii) depositary shares of the Company representing interests in shares of Preferred Stock (the “Depositary Shares”); (iv) debt securities of the Company, which may be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with Senior Debt Securities, the “Debt Securities”), and which may be issued in one or more series; (v) warrants to purchase Securities (as defined below), property or assets of the Company (collectively, “Warrants”); (vi) purchase contracts obligating the Company or a holder to purchase or sell Securities, currencies or commodities at a future date or dates (the “Purchase Contracts”); (vii) rights to purchase Securities in any combination (the “Rights”), and (viii) units consisting of any one or more of the foregoing (collectively, “Units”).

The offering of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts, Rights and Units (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”). Depositary Shares may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and a depositary to be appointed in the future. Debt Securities will be issued pursuant to an indenture to be entered into between the Company and a trustee to be appointed in the future (the “Trustee”), in the form filed as Exhibit 4.3 to the Registration

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Statement, and one or more board resolutions, amendments thereto, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, amendment, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Indenture”). Warrants may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent to be appointed in the future. Purchase Contracts may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and a purchase contract agent to be appointed in the future. Rights may be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) to be entered into between the Company and a rights agent to be appointed in the future. Units may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a unit agent to be appointed in the future.

We have examined and relied upon (i) the Registration Statement and the Prospectus, (ii) the Company’s certificate of incorporation and bylaws, each as amended and restated through the date hereof, and (iii) originals or copies, certified or otherwise, identified to our satisfaction, of such records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the purpose of rendering our opinions set forth below.

In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (iv) the legal competence of all signatories to such documents; and (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, certificates, documents, agreements and instruments we have reviewed.

We have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded at the time Securities are offered or issued as contemplated by the Registration Statement; (ii) one or more Prospectus Supplements or term sheets describing the Securities offered thereby will have been prepared, delivered and filed with the Commission and will comply with all applicable laws; (iii) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating to such Securities; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement; (v) there shall not have occurred any change in law affecting the legality or enforceability of such Securities; (vi) a definitive purchase, underwriting, or

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similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) the Trustee will be qualified to act as trustee under the Indenture; (viii) the Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended; (ix) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (x) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion, or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, available for issuance under the Company’s certificate of incorporation as then in effect; (xi) the consideration received for the issuance and sale of shares of Common Stock or Preferred Stock, as applicable, will be in an amount that is not less than the par value per share of such stock; (xii) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; (xiii) except as specifically covered in the opinions set forth below, each of the depositary receipts evidencing the Depositary Shares, Debt Securities, Warrants, Purchase Contracts, Rights, Units and the applicable Depositary Agreement, Indenture, Warrant Agreement, Purchase Contract Agreement, Rights Agreement and Unit Agreement constitute valid and binding obligations of each party thereto; (xiv) any Depositary Agreement, Indenture, Warrant Agreement, Purchase Contract Agreement, Rights Agreement or Unit Agreement will be governed by the laws of the State of New York; and (xv) none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms thereof, will result in the violation of any applicable law, result in a default under or breach of any agreement or instrument then binding upon the Company, or result in the violation of any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions herein are limited to the General Corporation Law of the State of Delaware and, with respect to the opinions set forth in paragraphs (3) through (8) below, the laws of the State of New York.

Based upon and subject to the foregoing, we are of opinion that:

1. The Common Stock will be validly issued, fully paid and nonassessable at such time as: (i) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (ii) the Common Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

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2. The Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (i) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; (ii) a Certificate of Designation relating to the applicable series of Preferred Stock has been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and (iii) the Preferred Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

3. The depositary receipts evidencing the Depositary Shares will constitute valid and binding obligations of the Company at such time as: (i) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the Company and the applicable depositary; (ii) the forms of depositary receipts evidencing the Depositary Shares and the terms of the Depositary Shares and their issuance and sale have been duly established in conformity with the applicable Depositary Agreement and approved by appropriate action of the Company; (iii) the Preferred Stock underlying the Depositary Shares has been duly authorized by appropriate action of the Company; (iv) a Certificate of Designation relating to the applicable series of Preferred Stock underlying the Depositary Shares has been filed with the Secretary of State of the State of Delaware in the form and manner required by law; (v) the depositary receipts evidencing the Depositary Shares have been duly executed and delivered by the Company against deposit of the Preferred Stock underlying the Depositary Shares with the applicable depositary in accordance with the applicable Depositary Agreement; and (vi) the depositary receipts evidencing the Depositary Shares have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

4. The Debt Securities will constitute valid and binding obligations of the Company at such time as: (i) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by the Company and the Trustee; (ii) the forms and the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the Indenture and approved by appropriate action of the Company; (iii) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the Indenture; and (iv) the Debt Securities have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

5. The Warrants will constitute valid and binding obligations of the Company at such time as: (i) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the applicable warrant agent; (ii) the forms and the terms of the Warrants and their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and approved by appropriate action of the Company; (iii) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent in accordance with the applicable Warrant Agreement; and (iv) the Warrants have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

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6. The Purchase Contracts will constitute valid and binding obligations of the Company at such time as: (i) the applicable Purchase Contract Agreement relating to the Purchase Contracts has been duly authorized, executed and delivered by the Company and the applicable purchase contract agent; (ii) the forms and the terms of the Purchase Contracts and their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and approved by appropriate action of the Company; (iii) the Purchase Contracts have been duly executed and delivered by the Company and authenticated by the applicable purchase contract agent in accordance with the applicable Purchase Contract Agreement; and (iv) the Purchase Contracts have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

7. The Rights will constitute valid and binding obligations of the Company at such time as: (i) the applicable Rights Agreement relating to the Rights has been duly authorized, executed and delivered by the Company and the applicable rights agent; (ii) the forms and the terms of the Rights and their issuance and sale have been duly established in conformity with the applicable Rights Agreement and approved by appropriate action of the Company; (iii) the Rights, or certificates representing the Rights, if any, have been duly executed and delivered by the Company and authenticated by the applicable rights agent in accordance with the applicable Rights Agreement; and (iv) the Rights have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

8. The Units will constitute valid and binding obligations of the Company at such time as: (i) the applicable Unit Agreement relating to the Units has been duly authorized, executed and delivered by the Company and the applicable unit agent; (ii) the forms and the terms of the Units and their issuance and sale have been duly established in conformity with the applicable Unit Agreement and approved by appropriate action of the Company; (iii) the Units, or certificates representing the Units, if any, have been duly executed and delivered by the Company and authenticated by the applicable unit agent in accordance with the applicable Unit Agreement; and (iv) the Units have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

The opinions set forth in paragraphs (3) through (8) above are subject, as to enforcement, to (i) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

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We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP